EXHIBIT 99.1

SP Plus Corporation Announces Second Quarter 2023 Results

--Double-Digit Gross Profit Growth Driven by Strong Performance of Commercial and Aviation Segments--

--Technology Solutions Continued to Increase as a Percentage of Total Gross Profit--

--Re-Affirms Guidance for Significant Growth in 2023--

--Year-to-Date New Business Wins and Robust Business Development Pipeline Support High Single-Digit Long-Term Gross Profit Growth Outlook--

CHICAGO, Aug. 02, 2023 (GLOBE NEWSWIRE) -- SP® Plus Corporation (Nasdaq:SP), a best-in-class technology and operations management provider of mobility services for aviation, commercial, hospitality, and institutional clients throughout North America and Europe, today announced its second quarter 2023 results.

Management Commentary

Marc Baumann, Chairman and Chief Executive Officer, said, “Second quarter results again demonstrated how well aligned our solutions and services are with emerging trends in market demand. The artful combination of people and technology is yielding strong returns, differentiating SP+ in the marketplace and underpinning a record pace of new business wins.

“In our Commercial segment, high single-digit gross profit growth was led by increased demand for our services across a broad range of verticals, particularly health care, municipal, and large event venues. We added 55 net new locations, the ninth consecutive quarter of net location growth, and we improved our trailing twelve-month retention to 94%, the highest in recent memory. Aviation segment gross profit increased at a double-digit rate, representing both acquisition and organic growth, and benefitting from cross-selling additional services across our airport locations.

“In the first half of 2023, adjusted gross profit increased by 13% and revenues excluding reimbursed expenses were up 15%. Based on our increased gross profit contribution from high margin technology services and a greater proportion of management fee contracts, we expect this close correlation of revenue and gross profit trends to continue.

“Technology solutions continued to increase in the second quarter and the full-year contribution is on track to double 2022 levels, as a percentage of gross profit. Our Sphere technology solutions offer a major upgrade from the parking systems in place at many locations, often without requiring significant upfront capital investment by our clients. Of the year-to-date new locations added in our Commercial segment, 36% represented standalone Sphere technology deployments, without other SP+ services. This is a clear indication of the compelling value proposition of our technology solutions, and how these offerings are further expanding our addressable market.

“Last week, we completed the acquisition of certain technology assets of Roker Inc. to enhance our existing Sphere offerings, particularly to municipal, university and healthcare clients. This tuck-in acquisition marked the third technology-related transaction we’ve completed in the last twelve-months, demonstrating our commitment to leading the digital transformation of our industry and strengthening our position as a provider of innovative solutions dedicated to making every moment matter for a world on the go.”

Financial Summary

In millions except per share	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Total services revenue (before reimbursed management type contract revenue)	$221.3	NA	$196.5	NA
Gross profit (2),(3)	$62.2	$66.0	$56.1	$58.8
General and administrative expenses (3)	$31.8	$30.6	$26.7	$26.3
Operating income (3)	$25.3	$29.6	$25.6	$28.1
Net income attributable to SP Plus(3)	$12.3	$15.4	$15.4	$17.3
Net income per share (EPS) (3)	$0.62	$0.78	$0.72	$0.81
EBITDA (1),(3)	NA	$34.4	NA	$31.7
Net cash provided by operating activities	$13.3	NA	$9.3	NA
Free cash flow (1)	NA	$8.0	NA	$1.7

In millions except per share	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Total services revenue (before reimbursed management type contract revenue)	$437.6	NA	$380.9	NA
Gross profit (2),(3)	$117.3	$124.4	$104.6	$110.3
General and administrative expenses (3)	$62.4	$59.9	$51.2	$50.7
Operating income (3)	$44.6	$53.3	$45.7	$51.2
Net income attributable to SP Plus(3)	$20.7	$27.0	$26.1	$30.2
Net income per share (EPS) (3)	$1.04	$1.36	$1.22	$1.41
EBITDA (1),(3)	NA	$62.6	NA	$58.1
Net cash provided by operating activities	$21.0	NA	$35.7	NA
Free cash flow (1)	NA	$8.3	NA	$25.5

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) GAAP gross profit includes depreciation and amortization expense. Please refer to the table accompanying this release for a reconciliation of GAAP gross profit.

(3) Adjusted gross profit, adjusted general and administrative expenses, adjusted operating income, adjusted net income attributable to SP Plus, adjusted net income per diluted share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring, acquisition, integration, and other costs; (b) the amortization of acquired intangible assets; and (c) with respect to adjusted gross profit, depreciation and amortization expense. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

Second Quarter Operating Results

Reported gross profit in the second quarter of 2023 increased 11% year-over-year to $62.2 million. Excluding depreciation, acquisition, and restructuring costs, adjusted gross profit was up 12% to $66.0 million, driven by strong year-over-year growth at same locations and net new business wins.

Second quarter 2023 reported general and administrative (“G&A”) expenses were $31.8 million, compared to $26.7 million in the year ago quarter. Adjusted G&A expenses for the second quarter of 2023, which exclude restructuring, acquisition, integration and other costs, were $30.6 million, compared to $26.3 million in the second quarter of 2022, mainly due to continued investments to support our business development and technology deployment and other growth initiatives.

Second quarter 2023 reported net income attributable to SP Plus was $12.3 million, or $0.62 per diluted share, compared to $15.4 million, or $0.72 per diluted share in the year ago quarter. Second quarter 2023 adjusted earnings per share were $0.78, compared to adjusted earnings per share of $0.81 for the second quarter of 2022.

Year-to-date 2023 cash flow from operations totaled $21.0 million and free cash flow was $8.3 million, compared to $35.7 million and $25.5 million, respectively, in the year-ago period, due primarily to the receipt of a $20.5 million federal income tax refund in the first half of 2022.

2023 Outlook

Mr. Baumann concluded, “Record first-half gross profit and EBITDA results reflected the successful execution of our growth strategy within a business environment where commercial, retail, and travel activity is on the rise, and where there is substantial demand for solutions and services that reduce congestion and provide low-friction transaction options. Year-to-date our Commercial and Aviation segments have continued to drive increased new business, aligned with our objectives of expanding our market leadership position, creating revenue synergies and monetizing our investments in technology. We continue to invest in strengthening our technology platform and expanding our portfolio to position SP+ to capture the substantial growth opportunities we see ahead.

“Based on our year-to-date performance and current visibility, we are pleased to re-affirm our guidance for significant growth in 2023, and remain confident in our positive longer-term outlook.”

	Reported	Adjusted / Non-GAAP
Gross Profit	$225 - $245 million	$240 - $260 million
EBITDA	N/A	$125 - $135 million
Net Income	$43 - $53 million	$54 - $64 million
EPS	$2.15 - $2.65	$2.70 - $3.20
Free Cash Flow	N/A	$60 - $70 million

Conference Call

The Company's quarterly earnings conference call will be held at 4 p.m. (CT) on Wednesday, August 2, 2023 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company's Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ (www.spplus.com) develops and integrates industry-leading technology with best-in-class operations management and support to deliver mobility solutions that enable the efficient and time-sensitive movement of people, vehicles, and personal travel belongings. With over 20,000 team members located throughout North America and Europe, SP+ is committed to providing solutions that make every moment matter for a world on the go.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption " 2023 Outlook ”, expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “pathway”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company's ability to successfully effect its strategic growth plan; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risks relating to the Company's acquisition strategy and ability to successfully integrate such acquisitions; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risk management and safety programs do not have the intended effect; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions, including inflation or rising interest rates, or changes in demographic trends; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; risks associated with operations outside of North America; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; goodwill impairment charges or impairment of long-lived assets; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; the long-term impact of climate change on our business; and actions of activist investors.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP.  Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted operating income, adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per diluted share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance.  Such adjustments include, among other things: (i) restructuring, acquisition, integration and other costs; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures or sale of other investments; (viii) non-routine tax items; and (ix) with respect to adjusted gross profit, depreciation and amortization expense. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures or sale of other investments, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for investing activities (exclusive of cash used for acquisitions or the purchase of intangible assets and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distributions to non-controlling interests, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted operating income, adjusted net income, adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to or more meaningful indicators of, the Company's operating performance or liquidity than gross profit, G&A, operating income, net income, EPS, or net cash provided by (used in) operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

The summary consolidated financial statements presented below reflect a combination of certain line items from our consolidated financial statements and should be read in conjunction with the financial statements and notes set forth in our Annual Report on Form 10-K and quarterly filings with the SEC.

SP Plus Corporation
Summary Condensed Consolidated Statements of Income (millions, except for share and per share data) (unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Total services revenue	$442.2	$381.0	$867.5	$730.8
Total cost of services (exclusive of depreciation and amortization)	376.3	322.2	743.3	620.6
General and administrative expenses	31.8	26.7	62.4	51.2
Depreciation and amortization	8.8	6.5	17.2	3.3
Operating income	25.3	25.6	44.6	45.7
Interest expense, net of interest income	7.2	3.4	13.9	8.0
Earnings before income taxes	18.1	22.2	30.7	37.7
Income tax expense	4.8	5.9	8.1	10.1
Net income	13.3	16.3	22.6	27.6
Less: Net income attributable to noncontrolling interest	1.0	0.9	1.9	1.5
Net income attributable to SP Plus Corporation	$12.3	$15.4	$20.7	$26.1
Common stock data
Net income per common share
Basic	$0.63	$0.73	$1.05	$1.23
Diluted	$0.62	$0.72	$1.04	$1.22
Weighted average shares outstanding
Basic	19,631,772	21,195,819	19,666,684	21,211,299
Diluted	19,839,953	21,356,464	19,853,900	21,347,442

SP Plus Corporation
Revenue and Gross Profit, before depreciation and amortization expense - by Contract type (millions) (unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Lease type contracts
Service revenue	$76.3	$70.6	$144.5	$133.2
Subtract: Cost of services (exclusive of depreciation and amortization)	(62.3)	(55.9)	(117.5)	(107.9)
Lease type gross profit, before depreciation and amortization expense	$14.0	$14.7	$27.0	$25.3

Management type contracts
Service revenue	$145.0	$125.9	$293.1	$247.7
Subtract: Cost of services (exclusive of depreciation and amortization)	(93.1)	(81.8)	(195.9)	(162.8)
Management type gross profit, before depreciation and amortization expense	$51.9	$44.1	$97.2	$84.9

Other revenue and cost of services
Reimbursed management type contract revenue	$220.9	$184.5	$429.9	$349.9
Subtract: Reimbursed management type contract expense	(220.9)	(184.5)	(429.9)	(349.9)
Other gross profit, before depreciation and amortization expense	$0.0	$0.0	$0.0	$0.0

SP Plus Corporation
Reconciliation of Non-GAAP Measures
(millions, except for share and per share data) (unaudited)
	Three Months Ended		Six Months Ended
Gross profit	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Total services revenue	$442.2	$381.0	$867.5	$730.8
Subtract: Total cost of services (exclusive of depreciation and amortization)	(376.3)	(322.2)	(743.3)	(620.6)
Subtract: Depreciation and amortization	(3.7)	(2.7)	(6.9)	(5.6)
Gross profit, GAAP (1)	62.2	56.1	117.3	104.6
Add: Depreciation and amortization	3.7	2.7	6.9	5.6
Add: Restructuring, acquisition, and other costs	0.1	0.1	0.2	0.1
Other, rounding	―	(0.1)	―	―
Adjusted gross profit	$66.0	$58.8	$124.4	$110.3

(1) GAAP gross profit includes depreciation and amortization expense

	Three Months Ended		Six Months Ended
General and administrative expenses	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
General and administrative expenses, GAAP	$31.8	$26.7	$62.4	$51.2
Subtract: Restructuring, acquisition, integration, and other costs	(1.3)	(0.3)	(2.6)	(0.5)
Other, rounding	0.1	(0.1)	0.1	―
Adjusted G&A	$30.6	$26.3	$59.9	$50.7

	Three Months Ended		Six Months Ended
Operating income	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Operating income, GAAP	$25.3	$25.6	$44.6	$45.7
Add: Restructuring, acquisition, integration and other costs	1.4	0.4	2.8	0.6
Add: Amortization of acquired intangibles	3.0	2.1	6.0	4.9
Other, rounding	(0.1)	―	(0.1)	―
Adjusted operating income	$29.6	$28.1	$53.3	$51.2

	Three Months Ended		Six Months Ended
Net income attributable to SP Plus	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income attributable to SP Plus, GAAP	$12.3	$15.4	$20.7	$26.1
Add: Restructuring, acquisition, integration, and other costs	1.4	0.4	2.8	0.6
Add: Amortization of acquired intangibles	3.0	2.1	6.0	4.9
Net tax effect of adjustments	(1.2)	(0.7)	(2.4)	(1.5)
Other, rounding	(0.1)	0.1	(0.1)	0.1
Adjusted net income attributable to SP Plus	$15.4	$17.3	$27.0	$30.2

Adjusted net income per share
Basic	$0.79	$0.82	$1.37	$1.42
Diluted	$0.78	$0.81	$1.36	$1.41

	Three Months Ended		Six Months Ended
Adjusted EBITDA	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income attributable to SP Plus, GAAP	$12.3	$15.4	$20.7	$26.1
Add (subtract):
Income tax expense	4.8	5.9	8.1	10.1
Interest expense, net	7.2	3.4	13.9	8.0
Total depreciation and amortization expense	8.8	6.5	17.2	13.3
Restructuring, acquisition, integration and other costs	1.4	0.4	2.8	0.6
Other, rounding	(0.1)	0.1	(0.1)	―
Adjusted EBITDA	$34.4	$31.7	$62.6	$58.1

SP Plus Corporation
Selected Segment Data (millions, unaudited)
	Three Months Ended		Six Months Ended
Commercial Segment	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Gross Profit, GAAP (1)	$47.0	$43.7	$88.1	$79.6
Add: Depreciation and amortization	2.2	1.6	4.1	3.4
Add: Restructuring, acquisition, and other costs	0.1	0.1	0.2	0.1
Adjusted Gross Profit	$49.3	$45.4	$92.4	$83.1

General and administrative expenses, GAAP	$9.3	$7.8	$17.5	$13.9
Subtract: Restructuring, acquisition, integration, and other costs	(0.4)	(0.6)	(0.8)	(0.7)
Adjusted G&A	$8.9	$7.2	$16.7	$13.2

Operating income, GAAP	$36.1	$34.7	$67.3	$63.3
Add: Amortization of acquired intangibles	1.6	1.1	3.1	2.1
Add: Restructuring, acquisition, integration, and other costs	0.5	0.7	1.0	0.8
Adjusted Operating Income	$38.2	$36.5	$71.4	$66.2

(1) GAAP gross profit includes depreciation and amortization expense

	Three Months Ended		Six Months Ended
Aviation Segment	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Gross Profit, GAAP (1)	$15.2	$12.4	$29.2	$25.0
Add: Depreciation and amortization	1.5	1.1	2.8	2.2
Other, rounding	―	―	0.1	―
Adjusted Gross Profit	$16.7	$13.5	$32.1	$27.2

General and administrative expenses, GAAP	$4.0	$2.9	$7.9	$5.6
Subtract: Restructuring, acquisition, integration, and other costs	(0.3)	0.5	(0.5)	0.4
Other, rounding	―	(0.1)	(0.1)	(0.1)
Adjusted G&A	$3.7	$3.3	$7.3	$5.9

Operating income, GAAP	$9.6	$8.5	$18.2	$16.6
Add: Amortization of acquired intangibles	1.4	1.0	$2.9	2.8
Add: Restructuring, acquisition, integration, and other costs	0.3	(0.5)	$0.5	(0.4)
Other, rounding	―	0.1	―	―
Adjusted Operating Income	$11.3	$9.1	$21.6	$19.0

(1) GAAP gross profit includes depreciation and amortization expense

SP Plus Corporation
Summary Condensed Consolidated Balance Sheets (millions, except for share and per share data)
	June 30, 2023	December 31, 2022
Assets	(unaudited)
Cash and cash equivalents	$24.6	$12.4
Accounts receivable, net	179.0	167.7
Prepaid expenses and other current assets	13.2	16.7
Total current assets	216.8	196.8
Property and equipment, net	65.2	60.2
Right-of-use assets	170.7	166.9
Goodwill	543.6	543.2
Other intangible assets, net	63.5	68.9
Other assets, net	86.5	85.4
Total noncurrent assets	929.5	924.6
Total assets	$1,146.3	$1,121.4
Liabilities and stockholders' equity
Accounts payable	$136.6	$133.4
Accrued and other current liabilities	117.7	137.6
Short-term lease liabilities	57.3	60.2
Current portion of long-term borrowings	13.5	12.4
Total current liabilities	325.1	343.6
Long-term borrowings, excluding current portion	352.2	331.8
Long-term lease liabilities	156.3	158.5
Other noncurrent liabilities	71.3	61.8
Total noncurrent liabilities	579.8	552.1
Total SP Plus Corporation stockholders' equity	241.2	226.0
Noncontrolling interest	0.2	(0.3)
Total stockholders' equity	241.4	225.7
Total liabilities and stockholders' equity	$1,146.3	$1,121.4

SP Plus Corporation
Summary Condensed Consolidated Statements of Cash Flows
(millions) (unaudited)
	Six Months Ended
	June 30, 2023	June 30, 2022
Net cash provided by operating activities	$21.0	$35.7
Net cash used in investing activities	(13.5)	(10.7)
Net cash provided by (used in) financing activities	4.7	(26.0)
Effect of exchange rate changes on cash and cash equivalents	―	(0.1)
Increase (decrease) in cash and cash equivalents	12.2	(1.1)
Cash and cash equivalents at beginning of year	12.4	15.7
Cash and cash equivalents at end of period	$24.6	$14.6
Supplemental disclosures
Cash paid (received) during the period for
Interest	$13.6	$7.8
Income taxes, net	$4.0	($12.7)

SP Plus Corporation Free Cash Flow
(millions) (unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net cash provided by operating activities	$13.3	$9.3	$21.0	$35.7
Net cash used in investing activities	(4.7)	(8.5)	(13.5)	(10.7)
plus: Acquisition of other intangible assets	―	1.8	―	1.8
plus: Noncontrolling interest buyout	0.1	―	2.2	―
Distributions to noncontrolling interests	(0.9)	(0.7)	(1.4)	(1.2)
Effect of exchange rate changes on cash and cash equivalents	0.2	(0.2)	―	(0.1)
Free cash flow	$8.0	$1.7	$8.3	$25.5

SP Plus Corporation
	June 30, 2023	December 31, 2022	June 30, 2022
Commercial Segment Facilities
Leased facilities	414	421	428
Managed facilities	2,842	2,709	2,660
Total Commercial Segment facilities	3,256	3,130	3,088

Aviation Segment - Airports served
North America	102	100	90
Europe	58	58	―-
Total Airports (1)	160	158	90

(1) The increase as of December 31, 2022 included 65 unique airports added as a result of the acquisition of KMP

SP Plus Corporation
Reconciliation of forward-looking non-GAAP measures to their comparable GAAP measures

2023 Outlook (1)

Gross profit, GAAP (2)	$225 - $245 million
plus: Depreciation and amortization	$13 - $15 million
Adjusted Gross Profit	$240 - $260 million

Net income attributable to SP Plus, GAAP	$43 - $53 million
plus: Income tax expense	$17 - $21 million
plus: Interest expense, net of interest income	$25 - $27 million
plus: Total depreciation and amortization expense	$34 - $36 million
plus: Restructuring, acquisition, integration, and other costs	Approximately $4 million
Adjusted EBITDA	$125 - $135 million

Per Share (3)
Net income attributable to SP Plus, GAAP	$43 - $53 million	$2.15 - $2.65
plus: Amortization of acquired intangibles, after tax	Approximately $9 million
plus: Restructuring, acquisition, integration, and other costs, after tax	Approximately $3 million
Adjusted net income attributable to SP Plus	$54 - $64 million	$2.70 - $3.20

Net cash from operating activities	$80 - $95 million
less: Capital expenditures, net	$17 - $21 million
less: Distributions to noncontrolling interests	$3 - $4 million
Free cash flow	$60 - $70 million

(1) 2023 Outlook does not contemplate additional acquisitions
(2) GAAP gross profit includes depreciation and amortization expense
(3) Assumes approximately 20 million fully diluted weighted average shares outstanding in 2023